Exhibit 10.14

FORM OF AMENDED AND RESTATED PROFITS UNITS GRANT AGREEMENT

THIS AMENDED AND RESTATED PROFITS UNITS GRANT AGREEMENT (this ”Agreement”) is made and entered into as of the [        ] day of [                    ], 2019 (the “Effective Date”), by and among Fortis Minerals Holdings, LLC, a Delaware limited liability company (the “Company”), Fortis Management Holdings, LLC, a Delaware limited liability company (“Management Member”), and [                                         ], a resident of the State of [                    ] (“Holder”). This Agreement amends and restates that certain Profits Units Grant Agreement (the “Original Agreement”) by and among the Fortis Minerals I, LLC (f/k/a Fortis Minerals, LLC), Management Member and Holder dated [                    ] (the “Date of Grant”), as amended by that certain Amendment to Profits Units Grant Agreement dated February 16, 2018.

RECITALS:

A. The Company was formed for the primary purpose of purchasing, owning, operating and selling mineral interests located in North America.

B. Holder is an employee, consultant, advisor or service provider of Fortis Minerals, LLC (“Fortis”) or one of its Subsidiaries.

C. The Class C Units of Management Member issued by Management Member to Holder under the Original Agreement (the “Profits Units”) correspond to the Class C-I Units held by Management Member in the Company.

D. Management Member is a member of the Company and a party to that certain Third Amended and Restated Limited Liability Company Agreement of the Company dated as of [                ], 2019 (the “Company Agreement”).

E. The Company, Management Member and Holder desire to amend and restate the terms and conditions of the Profits Units, subject to the terms and conditions of this Agreement and the limited liability company agreement of Management Member (the “Management Member Company Agreement”).

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the Company, Management Member and Holder do hereby agree as follows:

Section 1. Defined Terms; References.

(a) Terms used in this Agreement and not defined herein but defined in the Management Member Company Agreement shall have the respective meanings assigned to such terms in the Management Member Company Agreement.

(b) In this Agreement: (i) all references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (ii) titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions; (iii) the words “this Agreement”, “this instrument”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (iv) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires, and pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; (v) examples shall not be construed to limit, expressly or by implication, the matters they illustrate; (vi) the word “or” is not exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions; and (vii) all references herein to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modification, amendments or restatements of such agreement, instrument or document.

Section 2. Issuance of Profits Units.

(a) Subject to the terms and provisions of this Agreement, Management Member issued and conveyed to Holder the number of Profits Units set forth immediately below Holder’s signature block to this Agreement on the Date of Grant.

(b) Subject to the terms and provisions of this Agreement, Holder:

(i) agreed to (A) hold and own the Profits Units issued to Holder hereunder, (B) be admitted to Management Member as a member thereof, and (C) be bound by the terms and provisions of the Management Member Company Agreement; and

(ii) acknowledges and agrees that (A) Holder is a member in Management Member for federal income tax purposes, and (B) as a holder and owner of the Profits Units, Holder’s rights, privileges, duties and obligations are only those specifically described in the Management Member Company Agreement and herein.

Section 3. Vesting and Forfeiture.

(a) Vesting.

(i)	[ ]% of the Profits Units are fully vested on the Effective Date;

(ii)	[ ]% of the Profits Units shall vest on [ ]; and

(iii)	[ ]% of the Profits Units shall vest on [ ].

(b) Notwithstanding the vesting schedule set forth in Section 3(a), in the event Holder is employed by, or otherwise providing services to, Fortis or one of its Subsidiaries at the time of the consummation of an Exit Event of the Company, all Profits Units not yet vested shall be deemed vested immediately preceding and conditioned upon the closing of the transaction resulting in an Exit Event.

(c) Notwithstanding the vesting schedule set forth in Section 3(a), prior to making a Distribution Election (as defined in the Company Agreement) pursuant to Section 5.3(d) of the Company Agreement, in the event Holder’s employment or service relationship with Fortis or its applicable Subsidiary is terminated by Fortis or such applicable Subsidiary for Cause, Holder shall forfeit to Management Member all of its Profits Units that have vested.

(d) Except as set forth in Section 3(b), Holder shall forfeit to Management Member any Profits Units that have not vested as of the date Holder ceases to be an employee, consultant, advisor or service provider of Fortis or one of its Subsidiaries.

Section 4. Terms of Participation.

Holder acknowledges and agrees that:

(a) the execution of this Agreement does not enlarge or otherwise affect the terms of Holder’s employment or service relationship with Fortis or one of its Subsidiaries, as applicable, and Fortis or its Subsidiary, as applicable, may terminate the employment of, or service relationship with, Holder at will and as freely and with the same effect as if this Agreement had not been executed;

(b) except for the Management Member Company Agreement, the Company Agreement and the Second Amended and Restated Unit Purchase Agreement, dated as of October 31, 2018, by and among the Company and those persons listed on Schedules I, II and III thereto (the “Unit Purchase Agreement”), this Agreement supersedes any other agreement that the parties may have had with respect to any equity participation (directly or indirectly) by Holder in the Company or Management Member or in any investments made by Management Member in the Company, including the Original Agreement;

(c) this Agreement is subject to all of the terms and conditions of the Management Member Company Agreement, the Company Agreement and the Unit Purchase Agreement; and

(d) the terms of this Agreement are confidential and shall not be disclosed by Holder; provided that Holder may disclose this Agreement to Holder’s immediate family members, accountants, attorneys and similar advisors who are bound by a duty of confidentiality and as may be required by Applicable Law.

Section 5. Agreement of Holder Not to Assign or Encumber.

Subject to the restrictions on transfer in the Unit Purchase Agreement, Holder agrees not to sell, transfer, assign or otherwise dispose of, or mortgage, subject to a security interest or otherwise encumber, in whole or in part, the Profits Units without the prior written consent of the Board of Managers of the Company (which consent may be granted or denied in its sole and absolute discretion).

Section 6. No Assurances.

Holder acknowledges and affirms that there is no assurance that Holder will realize anything of value from the ownership of the Profits Units. Without limiting the foregoing, Holder recognizes that whether anything of value will be realized from the ownership of the Profits Units is a function of a number of factors, including the ability of the Company to find and make quality acquisitions and investments, the timing and realization of an Exit Event, mineral commodity prices, U.S. and world economic conditions and other future events over which the Company and its management team will have little control, if any. Holder also recognizes that the ownership by the Company of Mineral Interests entails numerous industry and operating risks, and that there can be no assurance that the Company will be able to develop and exploit mineral properties and reserves, that the Company will not be subject to excessive cost overruns, or that the Company will not be subject to burdensome laws or regulations, including laws or regulations affecting the environment.

Section 7. Binding Effect; Agreement; No Third Party Benefit.

Subject to Section 5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8. Amendment.

This Agreement may not be modified or amended in any respect except by an instrument in writing signed by the parties hereto.

Section 9. Waiver.

Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further full or partial exercise thereof or the exercise of any other right or power.

Section 10. Severability.

If any provision of this Agreement is held to be unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

Section 11. Notices.

All notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by electronic transmission (including electronic mail), and a notice, request, or consent given under this Agreement is effective on delivery to the person to receive it. All notices, requests, and consents to be sent to a party hereto must be sent to or made at the following addresses (or such other address as that party may specify by notice to the other parties):

If to the Company:

Fortis Minerals Holdings, LLC

1111 Bagby Street, Suite 2150

Houston, Texas 77002

Attention: Board of Managers

With a copy to:

EnCap Energy Capital Fund X, L.P.

c/o EnCap Investments L.P.

1100 Louisiana, Suite 4900

Houston, Texas 77002

Attention: Douglas E. Swanson, Jr.

If to Management Member:

Fortis Management Holdings, LLC

1111 Bagby Street, Suite 2150

Houston, Texas 77002

Attention: Christopher Transier

If to Holder:

to the address set forth below Holder’s signature hereto

Section 12. Holder Representations.

Holder represents and warrants to, and covenants with, the Company and Management Member as follows:

(a) Holder acquired the Profits Units as an investment and not with a view to any sale or distribution of all or any portion thereof. Holder will hold the Profits Units subject to all provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, or any applicable state securities laws, and will not at any time make any sale, transfer or other disposition of such interest in contravention of the 1933 Act, such rules and regulations or applicable state securities laws.

(b) Holder is a citizen of the United States of America and is eligible to hold an interest in oil and gas leases on federal lands.

Section 13. Section 83(b) Election.

Holder covenants and agrees with Management Member that Holder, no later than 30 days from the Date of Grant, made and filed with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Profits Units issued to Holder under the Original Agreement.

Section 14. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

Section 15. Entire Agreement.

This Agreement and the Management Member Company Agreement constitute the entire agreement between the parties hereto concerning the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 16. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

[*REMAINDER OF PAGE INTENTIONALLY LEFT BLANK—SIGNATURE PAGE FOLLOWS*]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

COMPANY:

FORTIS MINERALS HOLDINGS, LLC

By:

Name:
Title:

MANAGEMENT MEMBER:

FORTIS MANAGEMENT HOLDINGS, LLC

By:

Name:
Title:

HOLDER:

Name: [___]

Holder’s Address for Notice Purposes:

[___]
e-mail: [___]

Holder’s Social
Security Number: [___]

Number of Profits Units Issued: [___]

SIGNATURE PAGE TO

AMENDED AND RESTATED PROFITS UNITS GRANT AGREEMENT